Exhibit 2.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form Reg 1-A/A of Mass Megawatts Wind Power, Inc. of our report dated July 29, 2022, relating to our audits of the April 30, 2022 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PA

L&L CPAs, PA

Plantation, FL

August 19, 2022